EXHIBIT 99.1

Belvedere Capital and Belvedere SoCal Complete Acquisition of Spectrum Bank

Belvedere Capital Fund II L.P., a financial services-focused private equity firm, and Belvedere SoCal jointly announced the completion of the acquisition of Spectrum Bank at the closing of the business day on Thursday, January 31, 2008.  Spectrum Bank is now a wholly-owned subsidiary of Belvedere SoCal, a new holding company created by Belvedere Capital to build Southern California’s leading small business-focused community bank.  Belvedere SoCal is also the holding company for Professional Business Bank.

The acquisition of Spectrum Bank adds three branches to Belvedere SoCal’s footprint, including two branches in Orange County, California.  On a consolidated basis and including Spectrum Bank, Belvedere SoCal would have had approximately $450 million of assets, $295 million of loans and $340 million of deposits as of December 31, 2007.

“We are pleased to complete the acquisition of Spectrum Bank and believe that it will become an important part of our strategy to build the leading community bank in Southern California,” Alan Lane, Executive Chairman of Belvedere SoCal said.  “Spectrum has a very attractive deposit base and an asset mix that provides significant opportunity to grow in the current market environment.”

The acquisition is intended to accelerate Belvedere SoCal’s growth and further strengthen the platform to accommodate additional acquisitions.  Belvedere Capital will assist Belvedere SoCal in fulfilling this vision by helping to attract strong relationship bankers and identifying strategic acquisitions.

“We are focused exclusively on financial services businesses and we believe that now is a great time to be investing, particularly in markets with attractive long-term growth prospects such as Southern California,” Alison Davis, Managing Partner of Belvedere Capital said.  “We are excited to help Belvedere SoCal grow and will be actively seeking additional acquisitions to further strengthen the franchise.”

“We expect that Spectrum Bank will continue to deliver the high service qualities that customers have come to expect over the past 53 years,” Tom Timmons, former CEO of Spectrum Bank said.

 “As part of Belvedere SoCal, Spectrum Bank will offer its customers additional products and services to better serve their financial needs,” Mr. Lane said.  “We expect that customers will be quite pleased by our commitment to relationship banking and desire to grow with our customers.”

About Belvedere SoCal

Belvedere SoCal was formed by Belvedere Capital Fund II L.P. to aggregate Southern California community bank franchises for the purpose of building the leading small business-focused community bank in the region.  Belvedere SoCal is the bank holding company for Professional Business Bank and Spectrum Bank.  Belvedere SoCal is traded on the OTC Bulletin Board under the ticker symbol BLVE.

About Belvedere Capital

Belvedere Capital has established itself as one of the leading private equity investors in community banks and related financial services in the U.S.  Since 1994, Belvedere Capital has purchased or invested in 18 financial services companies and partnered with strong management teams to build profitable, growing franchises and deliver excellent returns to its investors.  Belvedere Capital’s principals have decades of experience investing in and operating financial institutions and will work with the combined company’s management to enhance growth, operating performance and strategic positioning.  Based in San Francisco, CA, Belvedere Capital is currently investing its second financial services-focused private equity fund.

About Professional Business Bank

Headquartered in Pasadena, CA, Professional Business Bank was created by business leaders for business leaders.  Through its branch network and seasoned personnel, Professional Business Bank offers personal and business deposit and loan relationships.  Loans are offered through commercial, construction, real estate, SBA and CalCAP lending officers.  Additional information may be found at www.probizbank.com or by calling 626-395-7000.

About Spectrum Bank

Spectrum Bank provides cutting edge technological services together with the same personalized services that have been the keystone of the bank since its 1955 founding.  Spectrum Bank’s mission is to consistently provide professional, friendly and secure banking services for business and individual customers, who want and need their banking services provided in a caring and personal manner.  Offices are located at 15615 Alton Parkway in Irvine, California; 2417 West Whittier Boulevard in Montebello, California and 6094 Warner Avenue in Huntington Beach, California.  For more information, please visit www.spectrumbank.com.

FORWARD LOOKING STATEMENTS

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties.  Actual results may differ materially from stated expectations.  When used in this release, the words or phrases such as "will continue", "is anticipated", "estimate", “expect”, "projected", "believes", "seeking", or similar expressions, are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Readers should not place undue reliance on the forward-looking statements, which reflect views only as of the date hereof.  Neither Belvedere SoCal, Belvedere Capital, Professional Business Bank nor Spectrum Bank undertake any obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

Contact
Belvedere SoCal
Alan Lane
Executive Chairman
(415) 434-1236
alane@belvederecapital.com